IR Contact Jody Burfening Lippert/Heilshorn & Associates jburfening@lhai.com (212) 838-3777

FOR IMMEDIATE RELEASE

GlobalOptions Group Announces Third Quarter Results

NEW YORK, November 15, 2010 – GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk management services, today announced results for the third quarter ended September 30, 2010.

On November 11, 2010, at a special meeting, stockholders approved the transaction to sell the stock of The Bode Technology Group (Bode), which constitutes the company’s Forensic DNA Solutions and Products unit, to LSR Acquisition Corp. The transaction is expected to close before the end of the year. Additionally, the company completed the sale of Safir Rosetti on April 30, the Preparedness Services business unit on July 16 and the Fraud and Special Investigative Unit Services business unit on July 20.

Accordingly, the results of each of these business units have been presented as discontinued operations in the financial statements for the third quarter of 2010 and for the nine months ended September 30, 2010.  Amounts for 2009 have been restated to conform to the 2010 presentation.  As of September 30, 2010, continuing operations consist solely of the company’s corporate operations.

For the third quarter of 2010, the company reported a loss from continuing operations of $7.5 million, compared to $2.8 million for the same period of 2009. The increase was primarily related to the professional services related to the evaluation of strategic alternatives and the sales of our business units and contractual obligations incurred in connection with the sale of Preparedness.

Income from discontinued operations, net of tax, for the third quarter of 2010 was $1.6 million, compared to $2.3 million for the same period last year. Included in income from discontinued operations is $1.1 million attributable to Bode’s operations for the third quarter of 2010, compared to $0.7 million for the same period last year.

Net loss for the third quarter of 2010, including discontinued operations, was $6.0 million, or $0.41 per share, compared to a net loss of $0.5 million, or $0.04 per share, for the third quarter of 2009.

“Our Bode Technology unit performed to plan, delivering another quarter of solid revenue and earnings growth. Revenue increased by 21% to $6.9 million, compared to $5.7 million for last year’s third quarter, bringing year-to-date revenue to $19.3 million,” said Dr. Harvey Schiller, Chairman and CEO of GlobalOptions Group.   “In addition to posting solid financial results, the quarter was marked by strong execution:  Bode launched new products, won several new contracts with domestic and foreign governmental agencies, and continued to expand its portfolio of highly advanced DNA testing techniques.  These achievements are indicative of the steps Bode is taking to sustain top- and bottom-line growth.

“Having received an affirmative vote to approve the sale of Bode Technology last Thursday, we are now close to completing the process of unlocking GlobalOptions’ shareholder value that we began earlier this year,” concluded Harvey Schiller.

Financial Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents the breakout of Bode revenue and net income from discontinued operations.  The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company's reported GAAP results, provides useful information to investors because this metric provides a more focused measure of operating results. This metrics is an integral part of the Company's internal reporting to measure operations of the company and the performance of senior management. A reconciliation to comparable GAAP measures is available in the accompanying schedule. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

Conference Call

GlobalOptions Group will host an earnings conference call at 10:00 a.m. Eastern on November 15, 2010 for the third quarter ended September 30, 2010. During the call, Dr. Harvey Schiller, Chairman and Chief Executive Officer, and Jeff Nyweide, Chief Financial Officer, will discuss the company's quarterly performance and financial results. The telephone number for the conference call is 888-634-9408. A live webcast of the call will also be available on the company's website, www.GlobalOptionsGroup.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID # 23071303. The encore recording will be available two hours after the conference call has concluded.

GlobalOptions Group, Inc.
GlobalOptions Group (NASDAQ: GLOI) and its subsidiaries provide risk mitigation and management services, including forensic DNA analysis, proprietary DNA collection products, and related research services to law enforcement agencies, federal and state governments, crime laboratories and disaster management organizations. Additional information regarding GlobalOptions Group is available at our website at www.globaloptionsgroup.com.

Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties, including the successful integration of acquired businesses, projected financial information and the continued successful implementation of the Company's business strategy.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group's filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)

ASSETS	September 30,	December 31,
	2010	2009
	(unaudited)
Current assets:
Cash and cash equivalents	$9,471	$3,221
Restricted cash equivalents	2,506	-
Prepaid expenses and other current assets	600	350
Current assets of discontinued operations	14,516	23,476

Total current assets	27,093	27,047

Property and equipment, net	32	36

Other assets of discontinued operations	15,356	31,731

Total assets	$42,481	$58,814

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Line of credit	$-	$2,163
Accounts payable	75	358
Accrued compensation and related benefits	1,095	195
Deferred compensation	2,506	-
Other current liabilities	937	795
Current liabilities of discontinued operations	5,653	8,180

Total current liabilities	10,266	11,691

Long-term liabilities of discontinued operations	281	1,300
Total long-term liabilities	281	1,300

Total liabilities	10,547	12,991

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 14,880,000 shares authorized, no shares issued or outstanding;	-	-
Series D convertible preferred stock, non-voting, $0.001 par value, 100,000 shares authorized, no shares issued or outstanding;	-	-
Series A junior participating preferred stock, $0.001 par value, 20,000 shares authorized, no shares issued or outstanding;	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 14,796,934 shares issued and 14,469,586 shares outstanding at September 30, 2010, and 14,472,363 shares issued and 14,348,469 shares outstanding at December 31, 2009	15	14
Additional paid-in capital	114,138	111,909
Accumulated deficit	(81,571)	(65,857)
Treasury stock; at cost, 327,348 and 123,894 shares at September 30, 2010 and December 31, 2009, respectively	(648)	(243)
Total stockholders' equity	31,934	45,823
Total liabilities and stockholders' equity	$42,481	$58,814

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009

Operating expenses:

Selling and marketing	237	508	1,430	1,750

General and administrative	7,272	2,156	12,810	6,437

Total operating expenses	7,509	2,664	14,240	8,187

Loss from operations	(7,509)	(2,664)	(14,240)	(8,187)

Other income (expense):

Interest income	1	-	1	1

Interest (expense)	(30)	(107)	(224)	(484)

Other expense, net	(29)	(107)	(223)	(483)

Loss from continuing operations	(7,538)	(2,771)	(14,463)	(8,670)

Discontinued Operations:
Income from discontinued operations, net of tax	1,564	2,256	663	5,698
Gain (loss) on disposal, net of tax	16	-	(1,914)	-
Income (loss) from discontinued operations, net of tax	1,580	2,256	(1,251)	5,698

Net loss	$(5,958)	$(515)	$(15,714)	$(2,972)

Basic and diluted net loss per share
Continuing operations	$(0.52)	$(0.21)	$(1.01)	$(0.70)
Discontinued operations, net of tax	0.11	0.17	0.05	0.46

Net loss per share	$(0.41)	$(0.04)	$(0.97)	$(0.24)

Weighted average number of common shares outstanding - basic and diluted	14,418,143	13,270,411	14,274,410	12,459,456

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Information
(dollars in thousands)
(unaudited)

This schedule provides a break out of the Forensic DNA Solutions and Products business ("Bode") from the company's discontinued operations.

	For the three months ended September 30,		For the nine months ended September 30,		For the years ended December 31,
	2010	2009	2010	2009	2009	2008	2007
As reported:							(Note 1)
Income (loss) from discontinued operations, net of tax	$1,580	$2,256	$(1,251)	$5,698	$7,314	$3,097	$(14,433)

Results of Bode, on a pro forma basis, which are included in discontinued operations:
Revenues of Bode on a pro forma basis	$6,904	$5,720	$19,292	$15,635	$21,158	$15,889	$14,245

Income (loss) of Bode on a pro forma basis	$1,111	$711	$2,606	$1,314	$2,264	$(1,630)	$(1,647)

Results of Discontinued Operations, without Bode:
Income (loss) from discontinued operations, net of tax, without Bode	$469	$1,545	$(3,857)	$4,384	$5,050	$4,727	$(12,786)

Note 1 - Includes the results of Bode from March 1, 2007, following the acquisition by GlobalOptions